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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (a) March 9, 2001 with respect to the December 31, 2000 financial statements of Toreador and (b) July 21, 2000 with respect to the December 31, 1999 financial statements of Texona Petroleum Corporation, in the Registration Statement (Form S-4 No. 33-72314) and the related Joint Proxy Statement/Prospectus of Toreador Resources Corporation.



                                         /s/ ERNST & YOUNG LLP
                                        ---------------------------------------
                                        Ernst & Young LLP



Dallas, Texas
December 3, 2001